As filed with the Securities and Exchange Commission on September 3, 2009

Registration No. 333-129651

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 6 to

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES

ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

WELLS TIMBERLAND REIT, INC.

(Exact name of registrant as specified in its governing instruments)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Timberland REIT, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(770) 449-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemarie A. Thurston

Lesley H. Solomon

Alston & Bird LLP

1201 W. Peachtree Street, Atlanta, Georgia 30309-3424

(404) 881-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Deregistration of Shares of Common Stock

Wells Timberland REIT, Inc. (the “Registrant”) filed a Form S-11 Registration Statement (Commission File No. 333-129651) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 11, 2006, pursuant to which the Registrant registered up to 85,000,000 shares of the Registrant’s common stock, $0.01 par value, for sale in its initial public offering (the “Initial Offering”). Of the 85,000,000 shares registered, up to 75,000,000 shares of the Registrant’s common stock were to be issued in a primary offering at $10.00 per share, and up to 10,000,000 shares of the Registrant’s common stock were to be issued pursuant to the Registrant’s distribution reinvestment plan at $9.55 per share.

The Registrant is filing this Post-Effective Amendment No. 6 to the Registration Statement in order to withdraw from registration all of the shares of the Registrant’s common stock covered by the Registration Statement which were not sold in the Initial Offering.

The Registrant sold a total of 17,559,578.557 shares of common stock in the Initial Offering, none of which were issued pursuant to the Registrant’s distribution reinvestment plan. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration a total of 67,440,421.443 shares of the Registrant’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on the 3rd day of September, 2009.

WELLS TIMBERLAND REIT, INC.

By:	/s/ Douglas P. Williams
Name: Douglas P. Williams Title: Executive Vice President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 6 to Form S-11 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title(s)	Date

	/s/ Leo F. Wells, III* Leo F. Wells, III	President	September 3, 2009

	/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)	September 3, 2009

	/s/ Jess E. Jarratt* Jess E. Jarratt	Director	September 3, 2009

	/s/ Michael P. McCollum* Michael P. McCollum	Director	September 3, 2009

	/s/ E. Nelson Mills* E. Nelson Mills	Director	September 3, 2009

	/s/ Donald S. Moss* Donald S. Moss	Director	September 3, 2009

	/s/ Willis J. Potts, Jr.* Willis J. Potts, Jr.	Director	September 3, 2009

*By:	/s/ Douglas P. Williams Douglas P. Williams, as attorney-in-fact		September 3, 2009